                                    DISTRIBUTION AND SERVICE PLAN AND AGREEMENT
                                                       with
                                        OppenheimerFunds Distributor, Inc.
                                               For Class N Shares of
                                       Oppenheimer CAPITAL APPRECIATION Fund

This  Distribution  and Service Plan and  Agreement  (the "Plan") is dated as of the 12th day of October,  2000, by and between  Oppenheimer  Capital  Appreciation  Fund (the  "Fund") and  OppenheimerFunds  Distributor,  Inc.  (the
"Distributor").

1.       The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class N shares of the Fund
         -----------
(the  "Shares"),  contemplated  by Rule  12b-1 as it may be  amended  from  time to time  (the  "Rule")  under  the
Investment  Company Act of 1940 (the "1940 Act"),  pursuant to which the Fund will  compensate the  Distributor for its  services  in  connection  with the  distribution  of Shares,  and the  personal  service  and  maintenance  of shareholder  accounts that hold Shares  ("Accounts").  The Fund may act as distributor of securities of which it is the issuer,  pursuant  to the Rule,  according  to the terms of this Plan.  The terms and  provisions  of this Plan shall be interpreted and defined in a manner  consistent  with the provisions and definitions  contained in (i) the
1940 Act, (ii) the Rule,  (iii) Rule 2830 of the Conduct Rules of the National  Association of Securities  Dealers,
Inc.,  or any  applicable  amendment or successor to such rule (the "NASD Conduct  Rules") and (iv) any  conditions pertaining  either to  distribution-related  expenses  or to a plan of  distribution  to which the Fund is  subject under  any order on which  the Fund  relies,  issued at any time by the U.S.  Securities  and  Exchange  Commission
("SEC").

2.       Definitions. As used in this Plan, the following terms shall have the following meanings:
         -----------

         (a)      "Recipient"  shall  mean any  broker,  dealer,  bank or other  person  or entity  which:  (i) has rendered  assistance  (whether  direct,  administrative  or both) in the  distribution  of Shares  or has  provided administrative  support  services with respect to Shares held by Customers  (defined below) of the Recipient;  (ii)
shall furnish the Distributor (on behalf of the Fund) with such  information as the  Distributor  shall  reasonably request to answer such  questions as may arise  concerning  the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

         (b)      "Independent  Trustees"  shall  mean the  members  of the Fund's  Board of  Trustees  who are not
"interested  persons"  (as  defined  in the 1940  Act) of the Fund and who have no  direct  or  indirect  financial interest in the operation of this Plan or in any agreement relating to this Plan.

         (c)      "Customers"  shall  mean such  brokerage  or other  customers  or  investment  advisory  or other clients of a Recipient,  and/or accounts as to which such Recipient provides  administrative support services or is a custodian or other fiduciary.

         (d)      "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares  owned  beneficially  or of record by:  (i) such  Recipient,  or (ii) such  Recipient's  Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for  purposes  of this  Plan.  In the event that more than one person or entity would  otherwise  qualify as Recipients as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as determined by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.
         -------------------------------------------------------------------------

         (a)      Payments  to the  Distributor.  In  consideration  of  the  payments  made  by  the  Fund  to the
                  --------------------------------
Distributor  under this Plan,  the  Distributor  shall provide  administrative  support  services and  distribution services to the Fund. Such services include  distribution  assistance and administrative  support services rendered in  connection  with  Shares  (1) sold in  purchase  transactions,  (2)  issued in  exchange  for shares of another investment  company for which the Distributor serves as distributor or  sub-distributor,  or (3) issued pursuant to a plan of  reorganization  to which the Fund is a party.  If the Board  believes  that the  Distributor  may not be rendering  appropriate  distribution  assistance or administrative  support services in connection with the sale of
Shares,  then the Distributor,  at the request of the Board, shall provide the Board with a written report or other information to verify that the  Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

                  (i)  Administrative  Support  Service  Fees.  Within  forty-five  (45)  days  of the  end of each
                       -----------------------------------------
calendar  quarter,  the Fund will make  payments in the aggregate  amount of 0.0625%  (0.25% on an annual basis) of the average  during that calendar  quarter of the aggregate net asset value of the Shares  computed as of the close of each business day (the "Service  Fee").  Such Service Fee payments  received from the Fund will  compensate  the
Distributor for providing  administrative  support services with respect to Accounts.  The  administrative  support services  in  connection  with  Accounts  may  include,  but shall not be limited  to, the  administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii)  Distribution  Assistance Fees (Asset-Based  Sales Charge).  Within ten (10) days of the end
                        ------------------------------------------------------------
of each month,  the Fund will make payments in the aggregate  amount of 0.02083%  (0.25% on an annual basis) of the average  during the month of the aggregate net asset value of Shares  computed as of the close of each business day
(the  "Asset-Based  Sales Charge").  Such Asset-Based  Sales Charge payments received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

                  The  distribution  assistance  services to be rendered by the  Distributor in connection with the
Shares may  include,  but shall not be limited  to, the  following:  (i) paying  sales  commissions  to any broker, dealer,  bank or other  person or entity  that sells  Shares,  and/or  paying  such  persons  "Advance  Service Fee
Payments" (as defined  below) in advance of, and/or in amounts  greater  than,  the amount  provided for in Section
3(b) of this  Agreement;  (ii) paying  compensation  to and expenses of personnel  of the  Distributor  who support distribution  of Shares  by  Recipients;  (iii)  obtaining  financing  or  providing  such  financing  from its own resources,  or from an affiliate,  for the interest and other  borrowing  costs of the  Distributor's  unreimbursed expenses incurred in rendering  distribution  assistance and administrative  support services to the Fund; and (iv)
paying other direct  distribution  costs,  including without limitation the costs of sales literature,  advertising
and   prospectuses   (other  than  those   prospectuses   furnished  to  current   holders  of  the  Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

(b)      Payments to Recipients.  The Distributor is authorized  under the Plan to pay Recipients (1)  distribution
----------------------------------
assistance  fees for rendering  distribution  assistance  in connection  with the sale of Shares and/or (2) service fees for rendering  administrative  support services with respect to Accounts.  However,  no such payments shall be made to any Recipient for any quarter in which its  Qualified  Holdings do not equal or exceed,  at the end of such quarter,  the  minimum  amount  ("Minimum  Qualified  Holdings"),  if any,  that may be set from  time to time by a majority of the Independent  Trustees.  All fee payments made by the Distributor hereunder are subject to reduction or  chargeback  so that the  aggregate  service fee  payments  and Advance  Service Fee  Payments do not exceed the limits on payments to Recipients  that are, or may be, imposed by the NASD Conduct Rules.  The Distributor may make
Plan  payments  to any  "affiliated  person"  (as defined in the 1940 Act) of the  Distributor  if such  affiliated person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

                  In consideration of the services  provided by Recipients,  the Distributor may make the following payments to Recipients:

                  (i) Service Fee. In consideration  of  administrative  support  services  provided by a Recipient
                      -----------
during a calendar  quarter,  the Distributor  shall make service fee payments to that Recipient  quarterly,  within forty-five  (45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned  beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Trustees.

                  Alternatively,  the  Distributor  may,  at its  sole  option,  make  the  following  service  fee payments  to any  Recipient  quarterly,  within  forty-five  (45)  days of the end of each  calendar  quarter:  (A)
"Advance  Service Fee  Payments"  at a rate not to exceed 0.25% of the average  during the calendar  quarter of the aggregate  net asset  value of  Shares,  computed  as of the close of  business  on the day such  Shares  are sold, constituting  Qualified Holdings,  sold by the Recipient during that quarter and owned beneficially or of record by the  Recipient  or by its  Customers,  plus (B) service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the  close of each  business  day,  constituting  Qualified  Holdings  owned  beneficially  or of  record by the
Recipient or by its  Customers for a period of more than one (1) year. At the  Distributor's  sole option,  Advance
Service Fee Payments may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event Shares are redeemed  less than one year after the date such Shares were sold,  the Recipient is obligated to and will repay the Distributor on demand a pro rata portion of such Advance  Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

                  The  administrative  support  services  to be  rendered  by  Recipients  in  connection  with the
Accounts may include,  but shall not be limited to, the  following:  answering  routine  inquiries  concerning  the
Fund,  assisting in the  establishment and maintenance of accounts or sub-accounts in the Fund and processing Share redemption  transactions,  making the Fund's investment plans and dividend payment options available, and providing such other  information and services in connection  with the rendering of personal  services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

                  (ii)  Distribution   Assistance  Fee  (Asset-Based   Sales  Charge)  Payments.   Irrespective  of
                        ---------------------------------------------------------------------------
whichever  alternative  method of making  service fee payments to  Recipients is selected by the  Distributor,  the
Distributor  may, at its sole  option,  make  distribution  assistance  fee payments to each  Recipient  quarterly, within  forty-five (45) days after the end of each calendar  quarter,  at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average  during the calendar  quarter of the  aggregate net asset value of Shares  computed as of the  close of each  business  day  constituting  Qualified  Holdings  owned  beneficially  or of  record  by the
Recipient  or its  Customers  for a period  of more  than one (1)  year.  Alternatively,  at its sole  option,  the
Distributor may make distribution  assistance fee payments to a Recipient  quarterly,  at the rate described above, on Shares  constituting  Qualified  Holdings  owned  beneficially  or of record by the  Recipient or its  Customers without regard to the 1-year holding period  described  above.  Distribution  assistance fee payments shall be made only to Recipients that are registered with the SEC as a broker-dealer or are exempt from registration.

                  The  distribution  assistance to be rendered by the  Recipients  in  connection  with the sale of
Shares may include,  but shall not be limited to, the following:  distributing  sales  literature and  prospectuses other than those furnished to current Shareholders,  providing  compensation to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the Recipient,  and providing such other  information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority  of the  Independent  Trustees  may at any time or from time to time (i)  increase  or decrease  the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to  exceed  the rates set forth above,  and/or (ii) direct the Distributor to increase or decrease any Minimum  Holding  Period,  any maximum period  set by a  majority  of the  Independent  Trustees  during  which  fees will be paid on Shares  constituting
Qualified  Holdings  owned  beneficially  or of record by a Recipient or by its  Customers  (the  "Maximum  Holding
Period"),  or Minimum  Qualified  Holdings.  The Distributor  shall notify all Recipients of any Minimum  Qualified
Holdings,  Maximum  Holding  Period and  Minimum  Holding  Period  that are  established  and the rate of  payments hereunder  applicable to  Recipients,  and shall provide each Recipient with written notice within thirty (30) days after any change in these  provisions.  Inclusion of such provisions or a change in such provisions in a supplement or amendment to or revision of the  prospectus of the Fund shall constitute sufficient notice.

         (d)      The  Service  Fee and the  Asset-Based  Sales  Charge on  Shares  are  subject  to  reduction  or elimination under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

         (e)      Under the Plan, payments may also be made to Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI")
from its own resources  (which may include  profits  derived from the advisory fee it receives  from the Fund),  or
(ii) by the Distributor (a subsidiary of OFI), from its own resources,  from  Asset-Based  Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

         (f)      Recipients  are intended to have certain  rights as  third-party  beneficiaries  under this Plan, subject to the  limitations  set forth  below.  It may be  presumed  that a  Recipient  has  provided  distribution assistance or administrative  support services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares  that  entitle it to  payments  under the Plan.  If either the  Distributor  or the Board  believe  that, notwithstanding  the level of  Qualified  Holdings,  a  Recipient  may not be  rendering  appropriate  distribution assistance  in  connection  with the sale of Shares or  administrative  support  services  for  Accounts,  then the
Distributor,  at the  request  of the Board,  shall  require  the  Recipient  to provide a written  report or other information to verify that said  Recipient is providing  appropriate  distribution  assistance  and/or  services in this regard.  If the  Distributor or the Board of Trustees still is not satisfied after the receipt of such report, either may take  appropriate  steps to terminate the Recipient's  status as a Recipient  under the Plan,  whereupon such Recipient's rights as a third-party beneficiary hereunder shall terminate.  Additionally,  in their discretion a majority of the Fund's Independent  Trustees at any time may remove any broker,  dealer,  bank or other person or entity as a  Recipient,  whereupon  such  person's or entity's  rights as a  third-party  beneficiary  hereof shall terminate.  Notwithstanding  any other  provision of this Plan,  this Plan does not obligate or in any way make the
Fund liable to make any payment  whatsoever  to any person or entity other than  directly to the  Distributor.  The
Distributor  has no  obligation  to pay any Service Fees or  Distribution  Assistance  Fees to any Recipient if the
Distributor has not received payment of Service Fees or Distribution Assistance Fees from the Fund.

4.       Selection and  Nomination  of Trustees.  While this Plan is in effect,  the  selection  and  nomination of
         --------------------------------------
persons to be Trustees of the Fund who are not "interested  persons" of the Fund  ("Disinterested  Trustees") shall be  committed  to the  discretion  of the  incumbent  Disinterested  Trustees.  Nothing  herein  shall  prevent the incumbent  Disinterested  Trustees from  soliciting  the views or the  involvement  of others in such  selection or nomination  as long as the final  decision on any such  selection  and  nomination is approved by a majority of the incumbent Disinterested Trustees.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide  written  reports to the
         -------
Fund's Board for its review,  detailing  the amount of all payments  made under this Plan and the purpose for which the  payments  were made.  The reports  shall be provided  quarterly,  and shall state  whether all  provisions  of
Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
         -------------------
such  agreement  may be  terminated  at any time,  without  payment of any penalty,  by a vote of a majority of the
Independent  Trustees  or by a vote of the  holders  of a  "majority"  (as  defined  in the 1940 Act) of the Fund's outstanding  voting Class N shares;  (ii) such termination  shall be on not more than sixty days' written notice to any  other  party to the  agreement;  (iii)  such  agreement  shall  automatically  terminate  in the  event of its
"assignment"  (as defined in the 1940 Act);  (iv) such  agreement  shall go into effect when  approved by a vote of the Board and its  Independent  Trustees  cast in person at a  meeting  called  for the  purpose  of voting on such agreement;  and (v) such agreement shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved at least annually by a vote of the Board and its
Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been  approved by a vote of the
         -------------------------------------------------------------
Board and of its  Independent  Trustees cast in person at a meeting  called on October 12, 2000, for the purpose of voting on this Plan and shall take effect as of the date first set forth above.  Unless  terminated as  hereinafter provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year or as the  Board  may  otherwise  determine  but  only  so long as such  continuance  is  specifically approved at least annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to  increase  materially  the amount of  payments to be made under this Plan, without  approval of the Class N  Shareholders  at a meeting  called for that purpose and all  material  amendments must be approved by a vote of the Board and of the Independent Trustees.

         This Plan may be  terminated  at any time by a vote of a majority  of the  Independent  Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  Class N voting shares.
In the event of such  termination,  the Board and its Independent  Trustees shall determine whether the Distributor shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales
Charge in respect of Shares sold prior to the effective date of such termination.

8.       Disclaimer of Shareholder and Trustee Liability.  The Distributor  understands that the obligations of the
         --------------------------------------------------
Fund under this Plan are not binding  upon any Trustee or  shareholder  of the Fund  personally,  but bind only the
Fund and the Fund's  property.  The Distributor  represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                                     Oppenheimer Capital Appreciation Fund

                                                     By: ___________________________
                                                              Robert G. Zack
                                                              Assistant Secretary

                                                     OppenheimerFunds Distributor, Inc.

                                                     By: ___________________________
                                                              Katherine P. Feld
                                                              Vice President and Secretary